Exhibit (10.1)

                    MEAD MANAGEMENT INCENTIVE PLAN
                    ------------------------------
                                 1994
                                 ----

OBJECTIVE        The objective of the Mead Management Incentive Plan is to
- ---------        recognize and reward key managers for achieving and  sustaining superior corporate performance compared to other industrial companies.

PARTICIPATION    All elected officers of the Corporation will participate in
ELIGIBILITY      this plan.
- -----------

PAYOUT           Participants must be employees of the company, an affiliate or
ELIGIBILITY      a subsidiary at the end of the plan year to receive payout from
- -----------      this plan.  An appropriate proration of earned awards may be made in case of death, disability, retirement, hire or transfer during the plan year. In such cases, the incentive target will be pro-rated to reflect the months of service.

INCENTIVE        The Incentive Target for each grade is the difference between
TARGET           Mead's policy total cash compensation target and the midpoint.
- ------           This Target will be adjusted annually, based on competitive data. The current year incentive targets are shown in Attachment 1.

TOTAL PAYOUT     Payout under the Mead Management Incentive Plan is the sum of
DETERMINATION    target payout to individual participants, factored by Mead's
- -------------    Annual ROTC performance versus peers:

                 Payout = Target  X  Mead ROTC          X  Mead ROTC
                                     ------------------    ---------
                          Payout     All Industry ROTC     Forest Products ROTC

                 ROTC = (EAT+((1-Tax Rate) X Current Interest Expense) X 100
                        ----------------------------------------------------
                            (Ending Equity + Ending Long-Term Debt)

                 The above calculated payout will be further adjusted by the manager's assessment of individual performance.

                 For selected MMIP participants, the payout determination will constitute 75% relative ROTC Formula (above) and 25% Cash Flow Component. Payout of this component is the sum of:

                             o 60% of actual 1994 cash flow, and
                             o 40% of 1995 expected cash flow

                 The incentive potential of the Cash Flow Component is illustrated in Attachment 2. The selected MMIP participants with Cash Flow Impact are shown in Attachment 3.

PAYOUT           Senior Executives in grades 26 and above will not be eligible
THRESHOLD        for payout unless Mead's annual ROTC is 5% or higher.
- ---------
                 Other participants will not be eligible for payout unless there are corporate earnings for the year.

ADMINISTRATION   Payout will be estimated periodically and required accrual of
- --------------   payout will be booked against earnings during the year.
                 Approved incentive checks will be prepared and expensed to earnings at the time of payout. Corporate Compensation will assist senior management in the administration of this plan.

RECOMMENDATIONS  The Compensation Committee reviews and approves total
AND APPROVAL     funding and individual payouts under the plan, and the
- ------------     amount, use and replenishment of any reserve funds.
                 The Compensation Committee may also determine if payout will be in cash, restricted stock, or a combination thereof.

                 The CEO and COO recommend all individual payouts to the Compensation Committee of the Board of Directors for approval. Payout for the CEO and COO is recommended to the Board of Directors by the Compensation Committee.

RESERVED RIGHTS  The Mead Corporation reserves the right to alter, amend,
- ---------------  suspend or terminate any or all provisions of the Mead
                 Management Incentive Plan, except such actions shall neither inhibit nor hinder the rights of any individual with respect to earned and credited awards which have been deferred. Designation of a position as eligible for participation neither guarantees the individual a right to an incentive payment nor a right to continued employment.






                                        S. C. Mason
                                        ----------------------------------------
                                                       Approved

                                        May 3, 1994
                                        ----------------------------------------
                                                       Date

                                                                  Attachment 1



                           MEAD MANAGEMENT INCENTIVE PLAN
                           ------------------------------
                                   PAYOUT TARGETS
                                   --------------
                                        1994
                                        ----

                1994              Policy             Policy       *Annual
Grade         Midpoint         Annual Target       TCC Target   Incentive Target
- -----         --------         -------------       ----------   ----------------

  33         $637,944           $510,400           $1,148,300      $529,500
  32          558,768            422,400              981,200       439,200
  31          489,864            348,700              838,600       363,400
  30          427,200            289,600              716,800       302,400
  29          372,792            243,800              616,600       255,000
  28          325,392            201,700              527,100       211,500
  27          284,184            166,500              450,700       175,000
  26          247,344            136,600              383,900       144,000
  25          215,376            113,700              329,100       120,200
  24          188,616             91,300              279,900        96,900
  23          166,032             71,400              237,400        76,300
  22          155,520             52,900              208,400        57,500



















*For 1994 the above Incentive Targets include an addition of 3% of Midpoint.

                                                                  Attachment 2









                                  CASH FLOW COMPONENT
                                  -------------------

                                  Incentive Potential
                                  -------------------





   1994                1994                           1995            1995
Cash Flow            Component                      Cash Flow       Component
  Actual              Payout                        Expected          Payout
  -----               ------                        --------          ------
 130.0                 180%           Maximum          126.0          120%
 121.9                 165%                            118.1          110%
 113.8                 150%                            110.3          100%
 105.7                 135%                            102.4           90%
  97.5                 120%                             94.5           80%
  89.4                 105%                             86.6           70%
  81.3                  90%                             78.8           60%
  73.2                  75%                             70.9           50%
  65.1                  60%           Contract          63.0           40%
  57.0                  45%                             55.1           30%
  48.8                  30%                             47.3           20%
  40.7                  15%                             39.4           10%
  32.5                   0%                             31.5            0%
  24.4                 -15%                             23.6          -10%
  16.3                 -30%                             15.8          -20%
   8.1                 -45%                              7.9          -30%
   0.0                 -60%           Threshold          0.0          -40%

                                                                  Attachment 3





                      MMIP PARTICIPANTS WITH CASH FLOW COMPONENT
                      ------------------------------------------






                      S. C. Mason               Chairman & CEO
                      S. S. Benedict            President & COO
                      W. R. Graber              VP & CFO
                      E. M. Karter              VP Mfg & Technology
                      T. E. Palmer              VP & General Counsel
                      C. J. Mazza               VP Human Resources
                      W. O. Nugent              VP Purchasing & Logistics
                      P. B. Robinson            VP Strategy & Planning
                      G. T. Geswein             Treasurer
                      J. D. Fuller              Controller























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